AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXP WORLD HOLDINGS, INC.

EXP WORLD HOLDINGS, INC., a Delaware corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follow:

ARTICLE I

Identification

SECTION 1.01. Name. The name of the Corporation is “eXp World Holdings, Inc.” .

ARTICLE II

Purpose

SECTION 2.01. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

Capital Stock

SECTION 3.01. Amount. The total number of shares of stock which the Corporation has authority to issue is 900,000,000 shares, all of which are designated as Common Stock, having a par value of $0.00001 per share (“Common Stock”).

SECTION 3.02 Common Stock. Except as otherwise required by law or as provided in this Amended and Restated Certificate of Incorporation, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each such share it holds on each matter submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote.

(B)The holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions (payable in cash, property, or capital stock of the Corporation) when, as and if declared thereon by the board of directors of the Corporation (the “Board of Directors”) from time to time out of any assets or funds of the Corporation legally available therefor, and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

ARTICLE IV

Directors

SECTION 4.01. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

SECTION 4.02. Number. The number of directors of the Corporation shall be limited as provided in the Bylaws and determined exclusively by resolution adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 4.03. Election of Directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation. Unless required by the Bylaws, the election of the Board of Directors need not be by written ballot.

SECTION 4.04. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

SECTION 4.05. Amendment of the Bylaws bv the Board. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE V

Indemnification

SECTION 5.01. Right to Indemnification and Advancement. The Corporation shall indemnify (and advance expenses to) its officers and directors to the fullest extent permitted by the DGCL, as amended from time to time.

ARTICLE VI

Director Liability

SECTION 6.01. Waiver of Liability. A director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment or modification or repeal of the foregoing sentence or of the DGCL shall not adversely affect any right or protection of a director of the

Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended DGCL.

ARTICLE VII

Registered Agent and Registered Office

SECTION 7.01. Registered Agent and Office. The name and street address of the registered agent at the Corporation’s registered office are:

CORPORATION SERVICE COMPANY

251 LITTLE FALLS DRIVE

WILMINGTON, NEW CASTLE COUNTY

DE, 19808

ARTICLE VIII

Quorum Requirement

SECTION 8.01. Quorum. The holders representing a majority of the combined voting power of the capital stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum.

ARTICLE IX

Cumulative Voting

SECTION 9.01. No Cumulative Voting. No holder of any shares of any class of stock of the Corporation shall be entitled to cumulative voting rights in any circumstances.

ARTICLE X

Preemptive Rights

SECTION 10.01. No Preemptive Rights. No stockholder shall have any preemptive rights to acquire unissued shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

ARTICLE XI

Internal Corporate Claims

SECTION 11.01. Venue for Internal Corporate Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” mean claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, except for, as to each of (i) through (ii) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII

Supermajority Provisions

SECTION 12.01. Amendment of the Certificate of Incorporation by Stockholders. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of the Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least fifty-one percent (51%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation inconsistent with Articles IV, V, XI and XII.

SECTION 12.02. Amendments to Bylaws by Stockholders. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the amendment of the Bylaws by the Corporation’s stockholders shall require the affirmative vote of the holders of at least fifty-one percent (51%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 1st day of August, 2023.

EXP WORLD HOLDINGS, INC.

/s/ James Bramble_______________

James Bramble

Corporate Secretary